Exhibit 99.1

BIO-TECHNE RELEASES THIRD QUARTER FISCAL 2019 RESULTS

Minneapolis/April 30, 2019/ Bio-Techne Corporation (NASDAQ:TECH) today reported its financial results for the third quarter ended March 31, 2019.

Third Quarter FY2019 Snapshot

●	Third quarter organic growth of 14% (13% reported) with revenue of $184.9 million.

●

GAAP EPS was $1.15 vs. $0.52 one year ago. Delivered adjusted earnings per share (EPS) of $1.21, consistent with the prior year despite foreign currency exchange headwinds negatively impacting results by $0.10 or 8% in the third quarter.

●	Excellent commercial execution in all major regions, with North America, Europe, and China all achieving double digit organic growth.

●	Protein Sciences Segment delivered 15% organic growth. The segment has achieved mid-double digit organic growth in each quarter of fiscal 2019.

●	Diagnostics and Genomics Segment delivered 13% organic growth, highlighted by growth in RNAscope products.

The company’s consolidated financial statements are prepared in accordance with accounting principles generally accepted in the United States (GAAP). Adjusted dilutive EPS, adjusted net earnings, adjusted gross margin, adjusted operating income, and adjusted operating margin are non-GAAP measures that exclude certain items detailed later in this press release under the heading “Use of non-GAAP Adjusted Financial Measures.” A reconciliation of GAAP to non-GAAP financial measures is included in this press release.

“ Our recent fiscal third quarter was a record quarter for Bio-Techne. Just a few years ago we were envisioning a time with results we are now reporting ,” said Chuck Kummeth, President and Chief Executive Officer of Bio-Techne. “Our businesses, led by our antibody portfolio and Simple Western instruments, all performed well. Our Genomics division also recovered, just as we said it would, with strong double-digit growth in the quarter. Our results all year have shown that our acquisitions are integrating well, and providing increased organic growth now on top of an ever improving core reagent business.”

Kummeth concluded, “I am extremely pleased with the execution of our plan this quarter. I am delighted with the results so far this year, which sets us up for the potential of the first full fiscal year of double-digit organic growth as Bio-Techne. We have an outstanding team! “

Third Quarter Fiscal 2019

Revenue

Net sales for the third quarter increased 13% to $184.9 million. Organic growth was 14%, with currency translation having an unfavorable impact of 2% and acquisitions contributing 1% to revenue growth.

GAAP Earnings Results

GAAP EPS increased to $1.15 per diluted share, versus $0.52 in the same quarter last year. GAAP operating income for the third quarter of fiscal 2019 increased 2% to $44.1 million, compared with $43.1 million in the third quarter of fiscal 2018. GAAP operating margin was 23.9%, compared to 26.3% in the third quarter of fiscal 2018. GAAP operating margin compared to prior year was impacted by unfavorable foreign currency exchange rates and acquisitions, namely ExosomeDx.

Non-GAAP Earnings Results

Adjusted EPS was $1.21 per diluted share, consistent with this quarter last year. Adjusted operating margin for the third quarter of fiscal 2019 decreased to 35.2%, compared with 38.1% in the third quarter of fiscal 2018. Adjusted operating margin compared to prior year was impacted by unfavorable foreign currency exchange rates and acquisitions, namely ExosomeDx.

Segment Results

Management uses adjusted operating results to monitor and evaluate performance of the Company’s business segments, as highlighted below. Since these results are used for this purpose, they are also considered to be prepared in accordance with GAAP.

Protein Sciences Segment

The Company’s Protein Sciences segment is one of the world’s leading suppliers of specialized proteins such as cytokines and growth factors, immunoassays, antibodies and reagents, to the biotechnology community. Additionally, the segment provides an array of platforms useful in various areas of protein analysis. Protein Sciences segment’s third quarter fiscal 2019 net sales were $137.9 million, an increase of 12% from $123.2 million for the third quarter of fiscal 2018. Organic growth for the segment was 15%, with currency translation having an unfavorable impact of 3% on revenue growth. Protein Sciences segment’s operating margin was 45.1% in the third quarter of fiscal 2019 compared to 43.7% in the third quarter of fiscal 2018. Segment operating margin compared to the prior year was positively impacted by volume leverage and operational productivity.

Diagnostics and Genomics Segment

The Company’s Diagnostics and Genomics segment provides blood chemistry and blood gas quality controls, hematology instrument controls, diagnostics immunoassays and other bulk and custom reagents for the in vitro diagnostic market. The Diagnostics and Genomics segment also develops and commercializes in situ hybridization products as well as exosome-based diagnostics for various pathologies, including prostate cancer. The Diagnostics and Genomics segment’s third quarter fiscal 2019 net sales were $47.1 million, an increase of 15% from $40.9 million for the third quarter of fiscal 2018. Organic growth for the segment was 13%, with currency translation having an unfavorable impact of 1% on revenue growth and acquisitions contributing 3% to revenue growth. The Diagnostics and Genomics segment operating margin was 7.6% in the third quarter of fiscal 2019 compared to 23.6% in the third quarter of fiscal 2018. Segment operating margin compared to the prior year was impacted by negative operating margins for acquisitions made in the segment, namely ExosomeDx.

Conference Call

Bio-Techne will host an earnings conference call today, April 30, 2019 at 8:00 a.m. CST. To listen, please dial 1-866-548-4713 or 1-323-794-2093 for international callers, and reference conference ID 9482573. A recorded rebroadcast will be available for interested parties unable to participate in the live conference call. To access the replay, U.S. callers should dial 1-844-512-2921 or international callers should dial 1-412-317-6671, and enter the replay access code 9482573. The replay can also be accessed by going to: http://audio.viavid.com/20190430-133952-bio-techne.mp3

The replay will be available from 11:00 a.m. CST on Tuesday, April 30, 2019 until 11:00 p.m. CST on Thursday, May 30, 2019.

Use of non-GAAP Adjusted Financial Measures:

This press release contains financial measures that have not been calculated in accordance with accounting principles generally accepted in the U.S. (GAAP). These non-GAAP measures include:

● Organic growth

● Adjusted diluted earnings per share

● Adjusted net earnings

● Adjusted gross margin

● Adjusted operating income

● Adjusted operating margin

We provide these measures as additional information regarding our operating results. We use these non-GAAP measures internally to evaluate our performance and in making financial and operational decisions, including with respect to incentive compensation. We believe that our presentation of these measures provides investors with greater transparency with respect to our results of operations and that these measures are useful for period-to-period comparison of results.

Our non-GAAP financial measure of organic growth represents revenue growth excluding revenue from acquisitions within the preceeding 12 months as well as the impact of foreign currency. Excluding these measures provides more useful period-to-period comparison of revenue results as it excludes the impact of foreign currency exchange rates, which can vary significantly from period to period, and revenue from acquisitions that would not be included in the comparable prior period.

Our non-GAAP financial measures for adjusted gross margin, adjusted operating margin, and adjusted net earnings, in total and on a per share basis, exclude the costs recognized upon the sale of acquired inventory, amortization of acquisition intangibles, and acquisition related expenses. The Company excludes amortization of purchased intangible assets and purchase accounting adjustments, including costs recognized upon the sale of acquired inventory and acquisition-related expenses, from this measure because they occur as a result of specific events, and are not reflective of our internal investments, the costs of developing, producing, supporting and selling our products, and the other ongoing costs to support our operating structure. Additionally, these amounts can vary significantly from period to period based on current activity.

The Company’s non-GAAP adjusted operating margin and adjusted net earnings, in total and on a per share basis, also excludes stock-based compensation expense, restructuring, impairments of equity method investments, gain and losses from investments, and certain adjustments to income tax expense. Stock-based compensation is excluded from non-GAAP adjusted net earnings because of the nature of this charge, specifically the varying available valuation methodologies, subjective assumptions, and the variety of award types. Impairments of equity investments are excluded as they are not part of our day-to-day operating decisions. Additionally, gains and losses from other investments that are either isolated or cannot be expected to occur again with any predictability are excluded.   Costs related to restructuring activities, including reducing overhead and consolidating facilities, are excluded because we believe they are not indicative of our normal operating costs. The Company independently calculates a non-GAAP adjusted tax rate to be applied to the identified non-GAAP adjustments considering the impact of discrete items on these adjustments and the jurisdictional mix of the adjustments. In addition, the tax impact of other discrete and non-recurring charges which impact our reported GAAP tax rate are adjusted from net earnings. We believe these tax items can significantly affect the period-over-period assessment of operating results and not necessarily reflect costs and/or income associated with historical trends and future results.

Investors are encouraged to review the reconciliations of adjusted financial measures used in this press release to their most directly comparable GAAP financial measures as provided with the financial statements attached to this press release.

Forward Looking Statements:

Our press releases may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act. Such statements involve risks and uncertainties that may affect the actual results of operations. The following important factors, among others, have affected and, in the future, could affect the Company's actual results: the effect of new branding and marketing initiatives, the integration of new businesses and leadership, the introduction and acceptance of new products, the funding and focus of the types of research by the Company's customers, the impact of the growing number of producers of biotechnology research products and related price competition, general economic conditions, the impact of currency exchange rate fluctuations, and the costs and results of research and product development efforts of the Company and of companies in which the Company has invested or with which it has formed strategic relationships.

For additional information concerning such factors, see the section titled "Risk Factors" in the Company's annual report on Form 10-K and quarterly reports on Form 10-Q as filed with the Securities and Exchange Commission. We undertake no obligation to update or revise any forward-looking statements we make in our press releases due to new information or future events. Investors are cautioned not to place undue emphasis on these statements.

Bio-Techne Corporation (NASDAQ: TECH) is a global life sciences company providing innovative tools and bioactive reagents for the research and clinical diagnostic communities. Bio-Techne products assist scientific investigations into biological processes and the nature and progress of specific diseases. They aid in drug discovery efforts and provide the means for accurate clinical tests and diagnoses. With thousands of products in its portfolio, Bio-Techne generated approximately $643 million in net sales in fiscal 2018 and has over 2,100 employees worldwide. For more information on Bio-Techne and its brands, please visit www.bio-techne.com.

Contact:	David Clair, Investor Relations
ir@bio-techne.com
646-277-1266

BIO-TECHNE CORPORATION

CONSOLIDATED STATEMENTS OF EARNINGS

(In thousands, except per share data)

(Unaudited)

	QUARTER ENDED		NINE MONTHS ENDED
	03/31/19	03/31/18	03/31/19	03/31/18
Net sales	$184,861	$163,973	$522,341	$462,739
Cost of sales	60,251	53,712	177,110	152,777
Gross margin	124,610	110,261	345,231	309,962
Operating expenses:
Selling, general and administrative	64,968	53,285	195,622	175,349
Research and development	15,552	13,892	46,154	41,350
Total operating expenses	80,520	67,177	241,776	216,699
Operating income	44,090	43,084	103,455	93,263
Other income (expense)	5,787	(18,102)	(14,226)	(23,581)
Earnings before income taxes	49,877	24,982	89,229	69,682
Income taxes (benefit)	5,223	5,244	9,617	(14,767)
Net earnings	$44,654	$19,738	$79,612	$84,449
Earnings per share:
Basic	$1.18	$0.53	$2.11	$2.25
Diluted	$1.15	$0.52	$2.05	$2.22
Weighted average common shares outstanding:
Basic	37,772	37,503	37,745	37,450
Diluted	38,861	38,142	38,813	37,933

BIO-TECHNE CORPORATION

CONSOLIDATED CONDENSED BALANCE SHEETS

(In thousands)

(Unaudited)

	03/31/19	6/30/18
ASSETS
Cash and equivalents	$95,561	$121,990
Short-term available-for-sale investments	83,229	59,764
Accounts receivable, net	133,927	120,296
Inventory	93,839	85,648
Other current assets	16,877	10,668
Total current assets	423,433	398,366

Property and equipment, net	145,319	145,348
Goodwill and intangible assets, net	1,298,750	1,044,222
Other assets	5,116	5,266
Total assets	$1,872,618	$1,593,202

LIABILITIES AND SHAREHOLDERS’ EQUITY
Trade accounts payable and accrued expense	$66,717	$62,523
Short-term contingent consideration payable	3,400	-
Contract liabilities	10,112	8,109
Income taxes payable	5,318	8,878
Current portion of long-term debt obligations	12,500	-
Total current liabilities	98,047	79,510

Deferred income taxes	96,844	86,293
Long-term debt obligations, net	509,765	339,000
Long-term contingent consideration payable	2,200	-
Other long-term liabilities	19,496	9,338
Shareholders’ equity	1,146,266	1,079,061
Total liabilities and shareholders’ equity	$1,872,618	$1,593,202

BIO-TECHNE CORPORATION

RECONCILIATION OF GROSS MARGIN PERCENTAGE

(Unaudited)

	QUARTER ENDED		NINE MONTHS ENDED
	03/31/19	03/31/18	03/31/19	03/31/18
Gross margin percentage – GAAP	67.4%	67.2%	66.1%	67.0%
Identified adjustments:
Costs recognized upon sale of acquired inventory	0.5%	0.9%	0.5%	0.4%
Amortization of intangibles	3.4%	3.9%	4.7%	4.0%
Gross margin percentage - Adjusted	71.3%	72.0%	71.3%	71.4%

BIO-TECHNE CORPORATION

RECONCILIATION OF OPERATING MARGIN PERCENTAGE

(Unaudited)

	QUARTER ENDED		NINE MONTHS ENDED
	03/31/19	03/31/18	03/31/19	03/31/18
Operating margin percentage – GAAP	23.9%	26.3%	19.8%	20.2%
Identified adjustments:
Costs recognized upon sale of acquired inventory	0.5%	0.9%	0.5%	0.4%
Amortization of intangibles	7.7%	7.2%	8.4%	7.5%
Acquisition related expenses	0.0%	0.8%	0.6%	5.2%
Stock-based compensation	3.1%	2.9%	4.6%	2.9%
Operating margin percentage - Adjusted	35.2%	38.1%	33.9%	36.2%

BIO-TECHNE CORPORATION

RECONCILIATION OF NET EARNINGS and EARNINGS per SHARE

(In thousands, except per share data)

(Unaudited)

	QUARTER ENDED		NINE MONTHS ENDED
	03/31/19	03/31/18	03/31/19	03/31/18
Net earnings – GAAP	$44,654	$19,738	$79,612	$84,449
Identified adjustments:
Costs recognized upon sale of acquired inventory	935	1,431	2,804	2,013
Amortization of intangibles	14,400	11,872	43,678	34,547
Acquisition related expenses	100	1,398	3,263	24,253
Stock-based compensation	5,725	4,748	24,151	13,587
Realized and unrealized loss (gain) on investments	(12,279)	16,246	(2,907)	16,246
Tax impact of above adjustments	(323)	(8,565)	(12,683)	(17,210)
Tax impact of discrete items and other adjustments	(6,152)	(726)	(11,439)	(36,667)
Net earnings - Adjusted	$47,060	$46,142	$126,479	$121,218

Earnings per share - diluted – Adjusted	$1.21	$1.21	$3.26	$3.20

BIO-TECHNE CORPORATION

SEGMENT REVENUE

(In thousands)

(Unaudited)

	QUARTER ENDED		NINE MONTHS ENDED
	03/31/19	03/31/18	03/31/19	03/31/18
Protein Sciences segment revenue	$137,935	$123,187	$399,787	$348,442
Diagnostics and Genomics segment revenue	47,134	40,929	123,144	114,604
Intersegment revenue	(208)	(143)	(590)	(307)
Consolidated revenue	$184,861	$163,973	$522,341	$462,739

BIO-TECHNE CORPORATION

SEGMENT OPERATING INCOME

(In thousands)

(Unaudited)

	QUARTER ENDED		NINE MONTHS ENDED
	03/31/19	03/31/18	03/31/19	03/31/18
Protein Sciences segment operating income	$62,256	$53,813	$175,821	$150,240
Diagnostics and Genomics segment operating income	3,579	9,649	5,061	22,816
Segment operating income	65,835	63,462	180,882	173,056
Costs recognized upon sale of acquired inventory	(935)	(1,431)	(2,804)	(2,013)
Amortization of intangibles	(14,400)	(11,872)	(43,678)	(34,547)
Acquisition related expenses	-	(1,312)	(2,973)	(23,994)
Stock-based compensation	(5,725)	(4,748)	(24,151)	(13,587)
Corporate general, selling, and administrative	(685)	(1,015)	(3,821)	(5,652)
Operating income	$44,090	$43,084	$103,455	$93,263